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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
NEOPHARM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY DATED AS OF SEPTEMBER 9, 2004

NeoPharm, Inc.
150 Field Drive
Suite 195
Lake Forest, Illinois 60045

CONSENT REVOCATION STATEMENT

BY THE BOARD OF DIRECTORS OF NEOPHARM, INC.
IN OPPOSITION TO
A CONSENT SOLICITATION BY JOHN N. KAPOOR, Ph.D.

        This Consent Revocation Statement is furnished by the Board of Directors (the "Board") of NeoPharm, Inc., a Delaware corporation (the "Company"), to the holders of outstanding shares of the Company's common stock, par value $.0002145 per share (the "common stock"), in connection with your Board's opposition to the solicitation of written stockholder consents by John N. Kapoor, Ph.D., a director and 21.7% stockholder of the Company.

        On September 2, 2004, Mr. Kapoor publicly announced his intent to take control of your Board and the Company by asking you to remove the independent directors that you elected at the 2004 Annual Meeting of Stockholders on June 17, 2004 and replace them with a slate of nominees handpicked by Mr. Kapoor. Specifically, Mr. Kapoor is asking you to: (i) remove, without cause, the independent directors of the Company elected on June 17, 2004; (ii) reduce the number of directors for the Company to five (5); (iii) replace your independent directors with Mr. Kapoor's own handpicked nominees; and (iv) repeal any by-law amendments adopted after June 10, 2004. If Mr. Kapoor's proposals are adopted, his nominees would constitute a majority of the Board.

        Your directors were selected for nomination through a process implemented by the Board, with Mr. Kapoor's input and approval, in keeping with good corporate governance practices. Please see the discussion in this Consent Revocation Statement under the heading "Information About the Company and its Directors and Officers—Corporate Governance Policies and Practices." In contrast, Mr. Kapoor's nominees have been selected solely by Mr. Kapoor without review by the independent governance committee or the Board.

        Your Board, other than Mr. Kapoor, unanimously opposes the solicitation by Mr. Kapoor. Your Board, which is composed of a majority of independent directors, is committed to acting in the best interests of all of the Company's stockholders and believes that it is better positioned than Mr. Kapoor's handpicked nominees to implement a responsible business plan that will maximize value for and benefit all stockholders, not just those in control.

        This Consent Revocation Statement and the enclosed BLUE Consent Revocation Card are first being mailed to stockholders on or about September     , 2004.

        Your Board urges you not to sign any white consent card sent to you by Mr. Kapoor but instead to sign and return the BLUE card included with these materials.

        If you have previously signed and returned the white consent card, you have every right to change your mind and revoke your consent. Whether or not you have signed the white consent card, we urge you to mark the "YES, REVOKE MY CONSENT" boxes on the enclosed BLUE Consent Revocation Card and to sign, date and mail the card in the postage-paid envelope provided. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, your consent revocation is important. Please act today.

        If your shares are held in "street name," only your broker or your banker can vote your shares. Please contact the person responsible for your account and instruct him or her to submit a BLUE Consent Revocation Card on your behalf today.

        The Board has not yet set a record date (the "Record Date") for the determination of the Company's stockholders who are entitled to execute, withhold or revoke consents relating to Mr. Kapoor's consent solicitation. The Board will adopt a resolution setting a Record Date promptly, but in any case no later than ten (10) days, following receipt of a stockholder's written request to set a Record Date that is delivered to the Company by hand or by registered or certified mail. Mr. Kapoor delivered such a request on September 8, 2004. The Record Date will be set as of a date no later than ten (10) days following the Board's adoption of the resolution setting the Record Date. Only holders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to Mr. Kapoor's consent solicitation. Once the Record Date has been set, the Board will notify all stockholders immediately.

        THIS PRELIMINARY CONSENT REVOCATION STATEMENT IS BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 2004.

        If you have any questions about giving your consent revocation or require assistance, please call:

MORROW & COMPANY
445 Park Avenue
New York, New York 10022
Tel: 212-754-8000
Fax: 212-754-8300
Call Toll Free: 1-800-607-0088

TABLE OF CONTENTS

Forward Looking Statements	1
Description Of The Kapoor Consent Solicitation	1
Reasons To Reject Mr. Kapoor's Consent Solicitation Proposals	2
Questions And Answers About This Consent Revocation Statement	4
The Consent Procedure	5
Voting Securities And Record Date	5
Effectiveness Of Consents	5
Effect Of [Blue] Consent Revocation Card	5
Results Of This Consent Revocation Solicitation	6
Solicitation Of Consent Revocations	7
Cost And Method	7
Participants In The Solicitation	7
Appraisal Rights	7
Information About The Company And Its Directors And Officers	8
Corporate Governance Policies And Practices	8
Directors	12
Report Of The Compensation Committee	13
Executive Compensation	15
Security Ownership	19
Certain Relationships And Related Transactions	20
Stock Performance Graph	22
Section 16(a) Beneficial Ownership Reporting	22
Stockholder Proposals And Other Matters For The 2005 Annual Meeting	23
Other Matters	23
Delivery Of Documents To Stockholders Sharing An Address	23
Important Information Regarding Consent Revocation	23
Annex I—Certain Information Regarding Participants In This Consent Revocation Solicitation
Annex II—Recent Trading History Of Participants In This Consent Revocation Solicitation

i

FORWARD LOOKING STATEMENTS

        This consent revocation statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "hopes," "anticipates," "believes," "could," "may," "evidences" and "estimates," and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company's drug development program, including, but not limited to, the initiation, progress and outcomes of clinical trials involving IL13-PE38QQR, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company's drug and non-drug compounds, including, but not limited to, IL13-PE38QQR, uncertainty regarding the availability of third party lyophilization capacity, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug and non-drug compounds that could slow or prevent products coming to market, uncertainty regarding the Company's ability to market its drug and non-drug products directly or through independent distributors, the uncertainty of patent protection for the Company's intellectual property or trade secrets and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports on Forms 10-Q.

        Additional risks, assumptions and uncertainties associated with Mr. Kapoor's consent solicitation include: the risk that the Company's suppliers may delay or refrain from supplying the Company due to uncertainties about the Company's future, the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company, the risk that any stockholder litigation commenced in connection with Mr. Kapoor's consent solicitation might result in significant costs of defense, indemnification and liability, the risks that the Board's analysis and the bases of their recommendation to the stockholders ultimately may prove to be inaccurate, and other risks discussed in documents filed by the Company with the Commission. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.

        Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this consent revocation statement. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF THE KAPOOR CONSENT SOLICITATION

        As set forth in his preliminary consent solicitation materials filed with the Commission, Mr. Kapoor is asking you to vote on the following proposals:

        (1)   To repeal each provision of NeoPharm's By-laws or any amendment thereto adopted since June 10, 2004;

        (2)   To remove without cause the independent members of the Company's board of directors, being, at the present time, Mr. Sander A. Flaum, Mr. Erick E. Hanson, Dr. Matthew P. Rogan and Dr. Kaveh T. Safavi;

        (3)   To amend the Company's By-laws to fix the number of directors of the Company at five; and

        (4)   To elect the following individuals, who have been selected by Mr. Kapoor, to serve as directors of the Company: Mr. Brian Tambi, Mr. Ronald Eidell, and Dr. Bernard A. Fox (collectively, the "Kapoor Nominees").

        We believe that all four of Mr. Kapoor's proposals have a single purpose: to enable Mr. Kapoor to control your Company without paying a premium to all stockholders pro rata.

REASONS TO REJECT MR. KAPOOR'S CONSENT SOLICITATION PROPOSALS

        On September 2, 2004, John N. Kapoor, Ph.D., commenced a process to solicit written consents from stockholders in an attempt to take control of your Company by removing the four independent members of the Board that you elected less than three months ago on June 17, 2004, and replacing them with a slate of nominees handpicked by Mr. Kapoor. We strongly urge you to oppose Mr. Kapoor's consent solicitation.

        Mr. Kapoor's proposals are designed to enable him to take control of your Board and the Company without paying for it. If adopted, they will prevent your Board and the Company's management from executing its business strategy that is currently being actively implemented at the direction of your Board by our management team under the leadership of Greg Young, our new President and CEO. That strategy has three primary components for increasing stockholder value as we move forward:

  •
  Conserve cash by continuing to aggressively reduce costs and exploring opportunities to monetize other assets.

  Management and your Board recognize that it is imperative that we conserve as much cash as possible. Since Mr. Young joined our management team, we have extended the period for which we expect our existing cash to be sufficient from the third quarter of 2005 to the first quarter of 2006. We continue to aggressively pursue opportunities to further reduce our cash "burn rate" without abandoning valuable pipeline assets or disrupting our critical Phase III PRECISE trials, and we expect further progress will be made.

  •
  Enroll patients in the PRECISE trial for IL-13PE38QQR as rapidly as possible.

  Continuing to rapidly enroll patients in the Company's Phase III PRECISE trial is critical to building stockholder value. As of September 3, 2004, 41 patients have been enrolled toward the trial goal of 300 patients. We expect enrollment to be completed by September, 2005, assuming 20 patients per month for each of the next 13 months. Management is confident that the trial design is on target and that enrollment is on schedule. The Company is committed to working closely with the FDA to ensure rapid evaluation of all IL-13PE38QQR data, and plans to use the Company's status as a CMA Pilot 2 program at the FDA to engage the FDA in a review of the Phase I data in the fourth quarter of this year.

  •
  Value our product portfolio with the goal of out-licensing, partnering or terminating specific programs.

  Each of our drug product candidates is viewed as an asset that warrants further investment, monetization, or both. The Company has spent over ten years and a great deal of money on developing products utilizing its proprietary lipid formulations. It is critical that we evaluate the potential value of each of the products under development before taking drastic action. At Mr. Kapoor's proposed $30 million burn rate, not only will the IL-13PE38QQR Phase III PRECISE trial be jeopardized, but our other valuable product programs will need to be stopped. As a result, potentially valuable assets would be allowed to sit idle or be abandoned and the Company's entire value would depend on the success of a single product. Management and your Board does not believe that this is the right path for the Company to follow. We are moving quickly to gather the necessary data to prioritize these products, identify the best targets for out-licensing and partnering, and put projects with lesser short-term potential on hold. We anticipate that outside partnering will be required to continue the development of these other programs and we are exploring opportunities to monetize some of these assets as a way to further reduce our burn rate and increase stockholder value. We expect our analysis to be completed over the next 45 days so that we can make informed decisions with respect to our portfolio pipeline. Obviously, our efforts to further reduce costs and push forward the PRECISE trial enrollment continue as we complete this important analysis.

        In contrast to your Board's carefully considered plans, Mr. Kapoor has insisted that the Company cut its burn rate to $30 million per year without any detailed plans or recommendations as to how to do so. The Board has repeatedly requested that Mr. Kapoor provide specific recommendations as to how he proposes to achieve such an expense reduction without significantly impairing the long-term value of the Company to its stockholders, but to date, he has had no response other than to insist he be put in charge.

        Unfortunately, rather than permit the Company's management to continue to implement the business strategy that management and your Board have pursued with Mr. Kapoor's advice and input, Mr. Kapoor has decided to attempt to effect a highly disruptive change of control in your Company at a critical juncture in its development. Mr. Kapoor is now soliciting consents to replace the same independent directors that he voted to re-nominate in April of this year. Although he suggests a number of reasons for his changed position so soon after he voted to nominate our current Board, the Company is already aggressively addressing many of the concerns he raises in his consent materials filed with the SEC other than his suggestion to slash our burn rate to $30 million per year without a plan. Mr. Kapoor's actions do, however, come shortly after our independent directors took action to elect an independent Chairman in place of Mr. Kapoor.

        Given the Company's financial condition, unique product pipeline, on-going pivotal Phase III clinical trial and future opportunities, Mr. Kapoor's purported goal of drastically slashing the Company's expenses without regard to the relative value of the Company's other assets or the need for management stability is not in the Company's best interest. Moreover, your Board is no less committed to reducing the Company's costs, but will not do so blindly. As we continue to implement our strategy, we expect to further reduce our costs while maximizing the value to our stockholders of all of the Company's assets and maintaining a management team under Mr. Young's leadership that is critical to the success of our clinical trials.

        In addition, your Board is committed to implementing and promoting good corporate governance practices and to acting in the best interests of all of the Company's stockholders. A strong independent Board with an independent Chairman is an important part of that commitment. Mr. Kapoor has had a history of proposing and engaging in the kind of related-party transactions that require an independent Board to evaluate for the protection of all of our stockholders. The Board believes that Mr. Kapoor is seeking to deprive you of the objective review that your independent Board has provided and will continue to provide.

        THE BOARD OF DIRECTORS OF THE COMPANY STRONGLY BELIEVES THAT THE SOLICITATION BEING UNDERTAKEN BY MR. KAPOOR IS NOT IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS.

        WE URGE STOCKHOLDERS TO REJECT THE SOLICITATION AND REVOKE ANY CONSENT PREVIOUSLY SUBMITTED.

        DO NOT DELAY. IN ORDER TO ENSURE THAT THE EXISTING BOARD IS ABLE TO ACT IN YOUR BEST INTERESTS, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT REVOCATION CARD AS PROMPTLY AS POSSIBLE.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

Q:    WHO IS MAKING THIS SOLICITATION?

A:    Your Board of Directors.

Q:    WHAT ARE WE ASKING YOU TO DO?

A:    You are being asked to revoke any consent that you may have delivered in favor of the four proposals described in Mr. Kapoor's consent solicitation statement and, by doing so, preserve your current Board, which will continue to act in your best interests.

Q:    IF I HAVE ALREADY DELIVERED A CONSENT, IS IT TOO LATE FOR ME TO CHANGE MY MIND?

A:    No. Until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Delaware law and the Company's organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by delivering a BLUE Consent Revocation Card, as discussed in the following question.

Q:    WHAT IS THE EFFECT OF DELIVERING A CONSENT REVOCATION CARD?

A:    By marking the "YES, REVOKE MY CONSENT" boxes on the enclosed BLUE Consent Revocation Card and signing, dating and mailing the card in the postage-paid envelope provided, you will revoke any earlier dated consent that you may have delivered to Mr. Kapoor. Even if you have not submitted a consent card, you may submit a consent revocation as described above. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process.

Q:    WHAT SHOULD I DO TO REVOKE MY CONSENT?

A:    Mark the "YES, REVOKE MY CONSENT" boxes next to each proposal listed on the BLUE Consent Revocation Card. Then, sign, date and return the enclosed BLUE Consent Revocation Card today to Morrow & Company in the envelope provided. It is important that you date the BLUE Consent Revocation Card when you sign it.

Q:    WHAT HAPPENS IF I DO NOTHING?

A:    If you do not send in any consent Mr. Kapoor may send you and do not return the enclosed BLUE Consent Revocation Card, you will effectively be voting AGAINST Mr. Kapoor's proposals.

Q:    WHAT HAPPENS IF MR. KAPOOR'S PROPOSALS PASS?

A:    If unrevoked consents representing a majority of our outstanding common stock are delivered to us within 60 days of the earliest-dated consent, four of the six members of your Board would be replaced with Mr. Kapoor's hand-picked nominees—giving a minority stockholder control of your Company. Our By-laws would also be amended as described in this Consent Revocation Statement.

Q:    WHAT IS YOUR BOARD'S POSITION WITH RESPECT TO MR. KAPOOR'S PROPOSALS?

A:    Your Board has determined that Mr. Kapoor's proposals are not in the best interests of the Company's stockholders and that stockholders should reject the proposals. The Board's reasons and recommendations are contained in the section entitled "Reasons to Reject Mr. Kapoor's Consent Solicitation Proposals."

Q:    WHAT DOES YOUR BOARD OF DIRECTORS RECOMMEND?

A:    Your Board strongly believes that the solicitation being undertaken by Mr. Kapoor is not in the best interests of the Company's stockholders. Your Board opposes the solicitation by Mr. Kapoor and urges stockholders to reject the solicitation and revoke any consent previously submitted.

Q:    WHO IS ENTITLED TO CONSENT, WITHHOLD CONSENT OR REVOKE A PREVIOUSLY GIVEN CONSENT WITH RESPECT TO MR. KAPOOR'S PROPOSALS?

A:    Only the stockholders of record of the Company common stock on the record date are entitled to consent, withhold consent or revoke a previously given consent with respect to Mr. Kapoor's proposals. The Board has not yet set a record date for the determination of stockholders who are entitled to execute, withhold or revoke previously given consents relating to Mr. Kapoor's proposals.

Q:    WHO SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE SOLICITATION?

A:    Please call Morrow & Company toll free at 1-800-607-0088.

THE CONSENT PROCEDURE

VOTING SECURITIES AND RECORD DATE

        The Board has not yet set a record date (the Record Date) for the determination of stockholders who are entitled to execute, withhold or revoke consents relating to Mr. Kapoor's proposals, although in accordance with newly adopted procedures, Mr. Kapoor has now requested that the Board do so. As of                        , 2004, there were                         shares of the Company's common stock outstanding. Each share of the Company's common stock outstanding as of the Record Date will be entitled to one consent per share.

        Only stockholders of record as of the Record Date are eligible to execute, withhold and revoke consents in connection with Mr. Kapoor's proposals. Persons beneficially owning shares of the Company's common stock (but not holders of record), such as persons whose ownership of the Company's common stock is through a broker, bank or other financial institution, should contact such broker, bank or financial institution and instruct such person to execute the BLUE Consent Revocation Card on their behalf.

EFFECTIVENESS OF CONSENTS

        Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, stockholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company's certificate of incorporation does not prohibit stockholder action by written consent. Under Section 228 of the Delaware General Corporation Law, Mr. Kapoor's proposals will become effective if valid, unrevoked consents signed by the holders of a majority of the shares of the Company's common stock outstanding as of the Record Date are delivered to the Company within 60 days of the earliest-dated consent delivered to the Company.

        Because Mr. Kapoor's proposals could become effective before the expiration of the 60-day period, we urge you to act promptly to return the BLUE Consent Revocation Card.

EFFECT OF BLUE CONSENT REVOCATION CARD

        A stockholder may revoke any previously signed consent by signing, dating and returning to the Company a BLUE Consent Revocation Card. A consent may also be revoked by delivery of a written revocation of your consent to Mr. Kapoor. Stockholders are urged, however, to deliver all consent revocations to Morrow & Company, 445 Park Avenue, New York, New York 10022 (Facsimile No. 212-754-8300). The Company requests that if a revocation is instead delivered to Mr. Kapoor, a copy of the revocation also be delivered to the Company, c/o Morrow & Company, at the address or facsimile number set forth above, so that the Company will be aware of all revocations.

        Unless you specify otherwise, by signing and delivering the BLUE Consent Revocation Card, you will be deemed to have revoked consent to all of Mr. Kapoor's proposals.

        Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your Consent Revocation Card to the Company or to Mr. Kapoor or by delivering to Mr. Kapoor a subsequently dated white consent card that Mr. Kapoor sent to you.

        If any shares of common stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar "street name" holder, you are not entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other "street name" holder to grant or revoke consent for the shares of common stock held in your name. Accordingly, you should contact the person responsible for your account and direct him or her to execute the enclosed BLUE Consent Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company, c/o Morrow & Company, at the address set forth above so that the Company will be aware of your instructions and can attempt to ensure such instructions are followed.

        YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO MR. KAPOOR. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PREPAID ENVELOPE THE BLUE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS CONSENT REVOCATION STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE BLUE CONSENT REVOCATION CARD WITH RESPECT TO ONE OR MORE OF MR. KAPOOR'S CONSENT PROPOSALS, THE CONSENT REVOCATION CARD WILL BE USED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSALS.

        The Company has retained Morrow & Company to assist in communicating with stockholders in connection with Mr. Kapoor's consent solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your BLUE Consent Revocation Card or any other questions, Morrow & Company will be pleased to assist you. You may call Morrow & Company toll-free at 1-800-607-0088. You may also contact Morrow & Company at 212-754-8000.

        You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign any white consent cards. Instead, reject the solicitation efforts of Mr. Kapoor by promptly completing, signing, dating and mailing the enclosed BLUE Consent Revocation Card to Morrow & Company, 445 Park Avenue, New York, New York 10022 (Facsimile No. 212-754-8300). Please be aware that if you sign a white card but do not check any of the boxes on the card, you will be deemed to have consented to Mr. Kapoor's proposals.

RESULTS OF THIS CONSENT REVOCATION SOLICITATION

        The Company will retain an independent inspector of elections in connection with Mr. Kapoor's solicitation. The Company intends to notify stockholders of the results of the consent solicitation by issuing a press release, which it will also file with the Commission as an exhibit to a Current Report on Form 8-K.

SOLICITATION OF CONSENT REVOCATIONS

COST AND METHOD

        The cost of the solicitation of revocations of consent will be borne by the Company. The Company estimates that the total expenditures relating to the Company's current revocation solicitation (other than salaries and wages of officers and employees, but including costs of litigation related to the solicitation) will be approximately $                        , of which approximately $                        has been incurred as of the date hereof. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit revocations by mail, in person or by telephone or other forms of telecommunication.

        The Company has retained Morrow & Company as proxy solicitors, at an estimated fee of $85,000, plus expenses incurred on our behalf, to assist in the solicitation of revocations. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company's common stock. Morrow & Company has advised the Company that approximately 50 of its employees will be involved in the solicitation of revocations by Morrow & Company on behalf of the Company. In addition, Morrow & Company and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

PARTICIPANTS IN THE SOLICITATION

        Under applicable regulations of the Commission, each of our directors and certain of our executive officers and other employees may be deemed to be a "participant" in this consent solicitation. Please refer to the section entitled "Information About The Company and Its Directors and Officers" and to Annex I, "Certain Information Regarding Participants in this Consent Revocation Solicitation" and Annex II, "Recent Trading History of Participants in this Consent Revocation Solicitation" for information about our directors, officers and other employees who may be deemed to be a participant in the solicitation. Except as described in this document, there are no agreements or understandings between the Company and any of its directors or executive officers relating to employment with the Company or any future transactions.

        Other than the persons described above and in Annex I, no general class of employee of the Company will be employed to solicit stockholders. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

APPRAISAL RIGHTS

        Our stockholders are not entitled to appraisal rights in connection with Mr. Kapoor's proposals or this Consent Revocation Statement.

INFORMATION ABOUT THE COMPANY AND ITS DIRECTORS AND OFFICERS

CORPORATE GOVERNANCE POLICIES AND PRACTICES

Board of Directors and its Committees

        The following table provides information regarding the membership of and number of meetings during 2003 of the Company's Board of Directors and its committees.

Name	Board of Directors		Audit Committee		Compensation Committee		Corporate Governance Committee		Qualified Legal Compliance Committee
Erick E. Hanson	X	*	X		X		X	*
Sander A. Flaum	X				X	*	X		X
John N. Kapoor	X
Matthew P. Rogan	X		X		X		X		X	*
Kaveh T. Safavi	X		X	*	X		X		X
Gregory P. Young	X
Number of 2003 Meetings	12		6		2		10		None

*
indicates Chairman

        Each Director, with the exception of Mr. Flaum, attended at least 75% of the aggregate of the meetings of the Board and its committees on which they served during 2003. During the same time period, Mr. Flaum attended 75% of the meetings of the full Board, 100% of the meetings of the Compensation Committee (of which he is the Chairman) and 60% of the meetings of the Corporate Governance Committee. Each Director attended the Company's 2004 Annual Meeting of Stockholders and each of the Directors is expected to attend the Company's 2005 Annual Meeting of Stockholders. The Independent Directors regularly meet without members of management present and Mr. Hanson presides at these meetings.

Determinations Regarding Director Independence

        The Board of Directors has determined each of the following directors to be an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD"): Sander A. Flaum, Erick E. Hanson, Matthew P. Rogan, M.D., and Kaveh T. Safavi, M.D., J.D.

        In this consent revocation statement these four directors are sometimes referred to individually as an "Independent Director" and collectively as the "Independent Directors."

        The Board of Directors has also determined that each member of the Audit, Compensation and Corporate Governance Committees of the Board meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission ("SEC") and the Internal Revenue Service.

        With the assistance of independent legal counsel, the Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence, as well as the answers to annual questionnaires completed by each of the directors. On the basis of this review, the Corporate Governance Committee delivered a report to the full Board of Directors and the Board made its independence determinations based upon the Corporate Governance Committee's report and each member's review of the information made available to the Corporate Governance Committee.

Committees

        The Board of Directors has Audit, Compensation, Corporate Governance, and Qualified Legal Compliance Committees. The principal responsibilities of each of these committees are described generally below, and in detail in their respective Committee Charters, which are each available at www.neophrm.com.

        Audit Committee.    The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the NASD. A copy of the Amended and Restated Audit Committee Charter was attached as Appendix A to the Company's 2004 Annual Meeting Proxy Statement. As more fully described in the Charter, the Audit Committee is responsible for overseeing the Company's accounting and financial reporting processes, including the quarterly reviews and the annual audit of the Company's financial statements by KPMG LLP, the Company's independent accountants.

        The Audit Committee currently consists of Messrs. Safavi, Hanson and Rogan, each of whom served on the Committee throughout 2003. Each of these directors meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an "independent director" as defined in NASD Marketplace Rule 4200(a)(15). While each of the current members meets the NASD's financial knowledge requirements, currently none of the Audit Committee members qualify as an "audit committee financial expert," as that term is defined in applicable SEC regulations. Under its Charter, the Audit Committee has the ability on its own and at the Company's expense to retain independent accountants or other consultants whenever is deems appropriate. While the Board of Directors believes this ability is equivalent to having access to an audit committee financial expert, the Board of Directors also recognizes that it is desirable for the Company to nominate as a director a person who would qualify as an audit committee financial expert, but only if that person also possesses the experience and qualifications that the Company is seeking in new members of the Board of Directors. Accordingly, the Corporate Governance Committee has been directed to recruit, and recommend to the Board for election to the Board, an individual who would qualify as such an audit committee financial expert.

        Compensation Committee.    The Compensation Committee is responsible for conducting an annual review of the Company's compensation packages for senior executive officers, including the president and chief executive officer. In connection therewith, the Compensation Committee reviews and recommends to the Board of Directors: (i) the annual base salary level, (ii) the annual cash bonus opportunity level, and (iii) the long-term incentive opportunity for each senior executive officer. The Compensation Committee's recommendations are reviewed and approved by the Board of Directors.

        The Compensation Committee currently consists of Messrs. Flaum, Hanson, Rogan and Safavi, each of whom served on the Committee throughout 2003. Each director who served on the Compensation Committee during fiscal 2003 qualifies as an "outside director" under Section 162(m) of the Internal Revenue code (the "Code"), a "non-employee director" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "independent director" as such term is defined in NASD Marketplace Rule 4200(a)(15).

        The Board of Directors has adopted a Compensation Committee Charter, a copy of which was attached to the Company's 2004 Annual Meeting Proxy Statement as Appendix B and is available on the Company's website.

        Corporate Governance Committee.    The Corporate Governance Committee is responsible for developing and implementing policies and procedures that are intended to constitute and organize appropriately the Board of Directors to meet its fiduciary obligations to the Company and its stockholders on an ongoing basis. Among its specific duties, the Corporate Governance Committee makes recommendations to the Board of Directors about the Company's corporate governance processes, assists in identifying and recruiting candidates for the Board, develops and recommends criteria for director nominee qualifications, considers nominations to the Board received from stockholders, makes recommendations to the Board regarding the membership and size of the Board's committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, periodically reviews and recommends to the Board an overall compensation program for directors and develops and recommends to the Board, and annually reviews, the Company's Code of Business Conduct and Ethics.

        The Corporate Governance Committee currently consists of Messrs. Hanson, Flaum, Rogan and Safavi, each of whom served on the Committee throughout 2003. The Board of Directors has determined that committee members meet NASD independence requirements. The Committee operates pursuant to an Amended and Restated Corporate Governance Committee Charter, a copy of which was attached to the Company's 2004 Annual Meeting Proxy Statement as Appendix C and is available on the Company's website.

        Qualified Legal Compliance Committee.    Members of the Qualified Legal Compliance Committee are Messrs. Rogan, Flaum and Safavi. The Qualified Legal Compliance Committee receives and investigates reports made to it concerning possible material violations of securities laws or breaches of fiduciary duty by the Company or any of its officers, directors, employees or agents. No such reports were made to the Qualified Legal Compliance Committee, and therefore it did not meet during 2003.

Director Nominations

        The Corporate Governance Committee is responsible for identifying, screening, personally interviewing and recommending director nominee candidates to the Board. The Corporate Governance Committee considers nominees on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and the likelihood that they will be willing to serve on the Board for a sustained period.

        The Corporate Governance Committee will consider qualified director candidates who are suggested by stockholders in written submissions to NeoPharm's Corporate Secretary at NeoPharm, Inc., 150 Field Dr., Suite 195, Lake Forest, IL 60045; Attention: Corporate Secretary's Office (fax no. 847-295-8854; email: corporatesecretary@neophrm.com). Any recommendation submitted by a stockholder must include the name of the candidate, a description of the candidate's educational and professional background, contact information for the candidate, a brief explanation of why the stockholder feels the candidate is suitable for election and a representation that the individual so proposed has consented to be nominated for consideration as a director. The Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders as it applies to other candidates.

        In addition to recommending director candidates to the Corporate Governance Committee, stockholders may also nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company's Amended and Restated Bylaws, including, but not limited to, the Company's advance notice bylaw provision which was adopted in 2003. Under the advance notice bylaw, in order for the director nomination to be timely, a stockholder's notice to the Company's secretary must be delivered to the Company's principal executive offices not less than 120 days prior to the anniversary of the date of the Company's proxy statement was mailed to stockholders in connection with the previous year's annual meeting. In the event that the Company sets an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, notice by the stockholder must be received no later than the close of business on the later of 120 days in advance of such annual meeting and the 10th day following the day on which public disclosure of the date of the annual meeting was made. Nominations, as well as other proposals for the Company's Annual Meeting of Stockholders to be held in 2005, must be submitted in writing addressed to: Corporate Secretary, NeoPharm, Inc., 150 Field Drive, Suite 195, Lake Forest, Illinois 60045. Nominations must include the name, business and residence address, principal business occupation or employment of the candidate, the class and number of shares of the Company beneficially owned by the candidate, a description of all arrangements or understandings between the nominating stockholder and the nominee pursuant to which the nomination is made and any other information relating to the nominee that is required pursuant to Regulation 14A under the Securities Exchange Act of 1934. Nominations for the 2005 Annual Meeting of Stockholders must be received by the Corporate Secretary no later than December 30, 2004.

Compensation of Directors

        Directors who are employed by the Company receive no additional compensation as fees for serving as a director. Non-employee directors ("Outside Directors") are eligible to receive grants of restricted stock. Each Outside Director is granted restricted shares of the Company's common stock with an approximate value of $50,000 annually. The shares are not available for sale until the one year anniversary of the stock grant. Currently four Outside Directors are eligible to participate in this program.

        Mr. Hanson receives a $10,000 per month fee for his service as Chairman. Outside Directors, other than Mr. Kapoor and Mr. Hanson, are also paid a quarterly fee to serve on the various committees of the Board of Directors, as indicated in the table below. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at any Board or Committee meetings.

Committee	Member Compensation per Quarter
Governance	$5,000
Compensation	$2,000
Audit	$2,000
Legal	$2,000

Other Relationships

        In 2003, the Company had a consulting relationship with EJ Financial Enterprises, Inc., of which Mr. Kapoor, a director and then-Chairman of the Company, is the President and sole stockholder. This relationship was terminated by mutual agreement in June 2004. See "Certain Relationships and Related Transactions" for additional information.

        In December 2001, the Company loaned $3,250,000 to Akorn, Inc., of which Mr. Kapoor, a director and then Chairman of the Company, is a director and Chairman. See "Certain Relationships and Related Transactions" for additional information.

Stockholder Communications

        Stockholders may communicate directly with the Board of Directors, any of its committees or any individual director by mailing correspondence (addressed to the attention of the Board, an individual director or a committee, as appropriate), to:

NeoPharm, Inc.
150 Field Drive, Suite 195
Lake Forest, IL 60045
USA
Attn: (name of addressee)

DIRECTORS

        The following information has been provided by the existing members of the Board of Directors.

Name	Age	Principal Occupation
Gregory P. Young	51	Mr. Young joined the Company as Chief Executive Officer and President, and as a director in June 2004. Prior to joining NeoPharm, Mr. Young was most recently a Corporate Vice President at Baxter Healthcare Corporation (since 2001) and President of Baxter's Transfusion Therapies business (since 1999). From 1996 to 1999 he served as President of the Electronic Infusion Division. Mr. Young joined Baxter in 1985.
Erick E. Hanson	58
		Mr. Hanson joined the Company as a Director in 1997. Since June 2004, Mr. Hanson has served as Chairman of the Board. Since 1998, Mr. Hanson has served as the President of Hanson and Associates, a consulting firm working with venture capital companies. Mr. Hanson also is Executive Vice President of Integrity Healthcare, Inc., a privately held home healthcare provider, where he also serves on the board of directors and Senior Vice President of Priority HealthCare Corporation, a publicly traded pharmaceutical company. From 1995 to 1998, Mr. Hanson served as President and CEO of Option Care, Inc., a provider of home health care services. Prior to joining Option Care, Mr. Hanson held a variety of executive positions with Caremark, Inc., including Vice President Sales and Marketing. Mr. Hanson served as President and Chief Operating Officer of Clinical Partners Inc. in Boston, MA from 1989 to 1991. Prior to 1989, Mr. Hanson was employed for over 20 years at Anthem, Inc., most recently as Senior Vice President.
Sander A. Flaum	67
		Mr. Flaum joined the Company as a Director in 1998. Mr. Flaum is currently the Managing Director of Flaum Partners, Inc., a consulting firm working with pharmaceutical and biotechnology companies, which he founded in 2003. Mr. Flaum is also Adjunct Professor of Management at the Fordham University Graduate School of Business. Prior to the formation of Flaum Partners, Inc., Mr. Flaum was Chairman and CEO of Robert A. Becker, Inc. Euro RSCG, a healthcare advertising, marketing and communications company. From 1991 through 2002, Mr. Flaum served as CEO of Robert A. Becker EURO/RSCG, a predecessor to Euro RSCG Life. Mr. Flaum also serves on the boards of Viasys Healthcare, a manufacturer of medical devices, instruments and medical and surgical products, Fisher College of Business at The Ohio State University, Fordham University Graduate School of Business, and St. Christopher's Foundation for At-Risk Children.

John N. Kapoor, Ph.D.	60
		Mr. Kapoor has been a Director of the Board of the Company since its formation in 1990. Mr. Kapoor served as Chairman of the Board of the Company until June 2004. Mr. Kapoor is the sole stockholder and President of EJ Financial Enterprises, Inc., a health care consulting and investment company. In addition, Mr. Kapoor serves as a director and Chairman of each of Option Care, Inc., a provider of home health care services, First Horizon Pharmaceutical Corporation, a distributor of pharmaceuticals, Akorn, Inc., a manufacturer, distributor and marketer of generic ophthalmic products and of Introgen Therapeutics, Inc., a gene therapy company.
Matthew P. Rogan, M.D.	58
		Dr. Rogan joined the Company as a Director in 2000. Dr. Rogan is President and CEO of Unicorn Pharma Consulting, Inc., a privately held provider of customized pharmaceutical and biotechnology medical services. From 1997 to 1999, Dr. Rogan was Vice President, Medical Affairs for Sanofi Pharmaceuticals in the United States. Prior to joining Sanofi, Dr. Rogan served as Senior Medical Director, Medical Affairs for Zeneca Pharmaceuticals from 1996 to 1997, and was Director of Clinical Support at Burroughs Wellcome from 1993 to 1995. Prior to 1993, Dr. Rogan held senior positions with Bristol Myers Squibb.
Kaveh T. Safavi, M.D., J.D.	44
		Dr. Safavi joined the Company as a Director in 2000. Dr. Safavi is currently Senior Vice President and Chief Medical Officer of Solucient, LLC, a healthcare information and business intelligence company. From 2000 until 2002, Dr. Safavi served as Vice President of Business and Strategic Development for Alexian Brothers of Illinois, Inc., a multi-hospital health system in metropolitan Chicago, Illinois. Prior to that, Dr. Safavi served as Vice President, Medical Affairs for UnitedHealthcare of Illinois, Inc., a large managed care organization from 1996 to 1999 and served as President of Health Springs Medical Group of Illinois, a primary care group practice and physician practice management company from 1993 to 1995.

REPORT OF THE COMPENSATION COMMITTEE

        Philosophy and Objectives.    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which consists of directors Flaum, Hanson, Rogan and Safavi. The Compensation Committee reviews, analyzes and makes recommendations to the full Board regarding the compensation of the Company's executive officers, evaluates the performance of the Chief Executive Officer ("CEO") and approves and makes recommendations to the full Board on the grant of stock options under the Company's Equity Incentive Plan.

        The Compensation Committee believes that the goal of the compensation program for the Company's executive officers should be to align executive compensation with the Company's business objectives and performance in a manner which emphasizes increasing value for stockholders and allows the Company to reward those executive officers who contribute to the Company's long-term success. Based upon this objective, the Compensation Committee's incentive compensation program is designed to pay base salaries to executives at levels that enable the Company to attract, motivate and retain capable executives. In addition, the Compensation Committee may recommend annual cash bonuses, as well as stock option grants, as a component of compensation and/or as a reward for performance based upon: (i) individual performance, (ii) the Company's operating and financial results and departmental goals, (iii) the actions of the Company's peer group, and (iv) other performance measures. Stock option grants, which are made at the fair market value of the common stock on the grant date, are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

        Components of Compensation.    There are three major elements of executive officer compensation: (i) base salary, (ii) annual cash bonus awards, and (iii) equity-based incentive awards in the form of stock option grants. Executive officers also receive other standard benefits, including medical, disability and life insurance, and an automobile allowance.

        The Compensation Committee uses its subjective judgment in determining executive officer compensation levels and takes into account both qualitative and quantitative factors. Among the factors considered by the Compensation Committee are the recommendations of the Company's CEO with respect to the compensation of other key executive officers.

        In making compensation decisions, the Compensation Committee considers compensation practices and the financial performance of the Company's peer group. The peer group is comprised of drug delivery and biotech companies that are among those entities which participate in an annual biotechnological survey conducted by Radford Associates in conjunction with Aon Consulting Group (the "Radford Survey"). The 2003 Radford Survey included public and private companies considered to be similar to the Company or to its competitors. Specific compensation for individual officers, however, will vary from these levels as a result of subjective factors considered by the Compensation Committee unrelated to compensation practices of comparable companies.

        The Compensation Committee uses this information as a guide, and in general does not target total executive compensation or any component thereof to any particular point within, or outside, the range of peer group results.

        Base Salary.    Each Company executive receives a base salary. The Company targets base pay at the level believed necessary to attract and retain capable executives. In determining salaries, the Compensation Committee also takes into account, among other factors, individual experience and performance and specific needs particular to the Company. In determining base salaries for 2003, the Compensation Committee reviewed the peer group data with the Company's CEO for each executive position. In addition, the Compensation Committee reviewed the responsibility level of each position, together with the executive officer's individual performance for the prior year and objectives for the current year. In addition, the Company's overall performance during the past year was compared to objectives for the prior year and performance targets for the current year. During 2003, the base salaries for each of our executive officers, other than the CEO, were adjusted 4%.

        Bonus.    In addition to base salary, executive officers are eligible to receive an annual cash bonus. Bonuses are determined based upon the achievement of qualitative and quantitative individual, departmental and Company performance, as well as a comparison to comparable positions among peer group companies. As a group for 2003, the cash bonus provided to the Company's executive officers as a percentage of base salary was 27.5%, the average level for the Company's peer group.

        Stock Options.    The Compensation Committee believes that it is important for executives to have an equity stake in the Company, and, toward this end, recommends to the full Board stock options grants for key executives from time to time. Stock options represent a valuable portion of the compensation program for the Company's executive officers. The exercise price of stock options is the fair market value of the shares on the date of the grant and generally only provide a benefit if the value of the shares increases. Upon a "Change of Control," as defined in the 1998 Equity Incentive Plan, all options would become vested unless otherwise provided in the Stock Option Award granting such options. In recommending option awards, the Compensation Committee reviews the needs of the Company in obtaining or retaining a particular individual's services, the recommendations of the CEO, the awards granted to other executives within the Company and the individual officers specific role and contribution to the Company. In 2003, the Compensation Committee recommended grants of options to purchase an aggregate of 139,225 shares of common stock, including options to executive officers to purchase an aggregate of 69,000 shares.

        Chief Executive Officer Compensation.    Mr. Hussey's initial base salary was established under the terms of his 1998 employment contract. For 2003, Mr. Hussey was paid $339,768 in base salary, which placed him in the 60th percentile of the Radford Survey for the Company's peer group. No adjustment in base salary has been made for 2004. Under the terms of his employment contract, Mr. Hussey is also eligible to receive a bonus which varies based on his achievement of various performance goals. For 2003, Mr. Hussey's bonus was $111,158, which represented 32.7% of his base salary. As the final component of his 2003 compensation, the Compensation Committee approved an option grant to Mr. Hussey of 46,000 options which will vest in four equal annual installments.

        Tax Deduction for Compensation.    Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), provides that no deduction for federal income tax purposes shall be allowed to a publicly held corporation, such as the Company, for applicable employee remuneration with respect to any covered employee to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1.0 million. For purposes of this limitation, the term "covered employee" generally includes the chief executive officer of the corporation and the four highest compensated officers of the corporation (other than the chief executive officer), and the term "applicable employee remuneration" generally means, with respect to any covered employee for the taxable year, the aggregate amount allowable as a federal income tax deduction for services performed by such employee (whether or not during the taxable year); provided, however, that applicable employee remuneration does not include, among other items, certain remuneration payable solely on account of the attainment of one or more performance goals ("performance based compensation"). It is the Company's general intention that the remuneration paid to its covered employees not exceed the deductibility limitation established by Section 162(m). While it is not anticipated that any executive officer of the Company will receive compensation in excess of the Section 162(m) limit, due to the fact that not all remuneration paid to covered employees may qualify as performance-based compensation, it is possible that the Company's deduction for remuneration paid to any covered employee during a taxable year could be limited by Section 162(m).

        Submitted by the Compensation Committee of the Board of Directors

April 2004	Sander A. Flaum, Chairman, Erick E. Hanson, Matthew P. Rogan and Kaveh T. Safavi

EXECUTIVE COMPENSATION

        Summary of Cash and Certain Other Compensation of Executive Officers.    The following table sets forth certain summary compensation information for the fiscal year ended December 31, 2003, for services rendered by each person who served as chief executive officer of the Company at any time during 2003 and for each executive officer of the Company who received more than $100,000 in salary and bonus in 2003 or for any person currently serving in any such position for whom information would have been provided but for the fact such person was not an executive officer of the Company at the end of the fiscal year ended December 31, 2003 (the "Named Executive Officers").

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)		Annual Compensation Bonus($)		Other Annual Compensation		Restricted Stock Awards($)		Options(#)
Gregory P. Young, Chief Executive Officer and President*	2003 2002 2001	$	— — —	$	— — —	$	— — —	$	— — —	— — —
James M. Hussey, Chief Executive Officer and President**	2003 2002 2001		$339,768 326,700 297,000		$111,158 179,685 148,500		$10,169 9,000 9,000		$0 0 0	46,000 287,500 126,500	(1) (2) (3)
Jeffrey W. Sherman, M.D., Chief Medical Officer and Executive Vice President	2003 2002 2001		$245,700 236,250 225,000		$47,631 70,875 90,000		$5,760 3,600 3,600		$0 0 0	23,000 37,375 88,550	(4) (5) (3)
Imran Ahmad, Ph.D., Chief Scientific Officer and Executive Vice President	2003 2002 2001		$187,200 180,000 150,000		$66,160 54,000 45,000		$4,383 3,600 13,614		$0 0 0	0 83,375 44,275	(6) (3)
Lawrence A. Kenyon, Chief Financial Officer and Secretary	2003 2002 2001		$156,000 150,000 125,000		$30,420 45,000 37,500		$4,241 3,600 3,600		$0 0 0	0 54,625 31,625	(7) (3)

*
Mr. Young was appointed Chief Executive Officer and President effective July 12, 2004.

**
Mr. Hussey resigned as Chief Executive Officer and President effective June 17, 2004.

(1)
The stock options became exercisable for 25% of the covered shares on March 10, 2004 and become exercisable with respect to an additional 25% on each anniversary of such date.

(2)
The stock options become exercisable for 100% of the covered shares on February 1, 2005.

(3)
The stock options became exercisable for 25% of the covered shares on February 2, 2002 and become exercisable with respect to an additional 25% on each anniversary of such date.

(4)
The stock options became exercisable for 25% of the covered shares on May 10, 2004 and become exercisable with respect to an additional 25% on each anniversary of such date.

(5)
The stock options became exercisable for 25% of the covered shares on February 1, 2003 and will become exercisable with respect to an additional 25% on each anniversary of such date.

(6)
14,375 stock options were granted on February 1, 2002. These options became exercisable for 25% of the covered shares on February 1, 2003 and will become exercisable with respect to an additional 25% on each anniversary of such date. The remaining 69,000 stock options were granted on October 24, 2002 and became exercisable for 25% of the covered shares on October 24, 2003, and will become exercisable with respect to an additional 25% on each anniversary of such date.

(7)
8,625 stock options were granted on February 1, 2002. These options became exercisable for 25% of the covered shares on February 1, 2003 and will become exercisable with respect to an additional 25% on each anniversary of such date. The remaining 46,000 stock options were granted on October 24, 2002 and became exercisable for 25% of the covered shares on October 24, 2003, and will become exercisable with respect to an additional 25% on each anniversary of such date.

Option Grants in Last Fiscal Year

        The following table sets forth information with respect to grants of options to purchase shares of common stock granted to the Named Executive Officers during the fiscal year ended December 31, 2003:

Individual Grants

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms
		% of Total Options Granted to Employees in Fiscal Year
Name	Granted Options(#)		Exercise Price Per Share	Expiration Date
					5%	10%
Gregory P. Young*	—	—%	$—	—	$—	$—
James M. Hussey**	46,000	33.0	8.45	3/10/2013	244,451	619,488
Jeffrey W. Sherman	23,000	16.5	13.13	5/08/2013	189,920	481,294

*
Mr. Young was appointed Chief Executive Officer and President effective July 12, 2004.

**
Mr. Hussey resigned as Chief Executive Officer and President effective June 17, 2004.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

        The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 2003, and the value at December 31, 2003, of unexercised stock options held by the Named Executive Officers:

Individual Grants

Name	Shares Acquired on Exercise #	Value Realized $	Number of Unexercised Options at Fiscal Year-End Exercisable/Unexercisable #	Value of Unexercised Options In-the-Money at Fiscal Year-End Exercisable/Unexercisable $*
Gregory P. Young**	—	$—	—	—
James M. Hussey***	0	0	686,261/418,888	$7,131,757/$1,751,072
Jeffrey W. Sherman	0	0	176,955/136,420	41,459/241,449
Imran Ahmad	0	0	90,417/100,483	256,473/406,543
Lawrence A. Kenyon	0	0	57,930/66,270	159,032/264,209

*
Represents the fair market value at December 31, 2003 of the common stock underlying the options minus the exercise price.

**
Mr. Young was appointed Chief Executive Officer and President effective July 12, 2004.

***
Mr. Hussey resigned as Chief Executive Officer and President effective June 17, 2004.

Equity Compensation Plans

        1998 Equity Incentive Plan.    The 1998 Equity Incentive Plan (the "1998 Plan") which was originally approved by stockholders in July 1998, and amended by stockholders in June 2002, is described in more detail in Note 6 in the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2003. Under the terms of the 1998 Plan, outstanding options would automatically vest upon a "Change of Control" as defined in the 1998 Plan. The 1998 Plan, as amended, authorizes the grant of options to the Company's employees, officers, directors and consultants of up to 4,000,000 shares of the Company's common stock. Options to purchase 1,793,750 shares remain available for future grants under the 1998 Plan.

        1995 Stock Option Plan.    The 1995 Stock Option Plan (the "1995 Plan") was approved by stockholders in January 1995, and was replaced by the 1998 Plan upon approval of that Plan by stockholders in July 1998. Under the terms of the 1995 Plan, the Board of Directors, or a designated committee of the Board, as the administrator of the 1995 Plan, has the discretion to allow unvested and vested options to be exercisable upon a merger or sale of the Company's assets. The 1995 Plan authorized the grant of options to the Company's employees, officers, directors and consultants of up to 1,400,000 shares of the Company's common stock. No options to purchase any shares of the Company's common stock remain available for future grants under the 1995 Plan, however, options to purchase 606,567 shares remain outstanding under the 1995 Plan.

Employment and Other Agreements

        Mr. Gregory P. Young entered into an employment agreement (The "Agreement") with the Company as of June 17, 2004, as described below under the caption "Certain Relationships and Related Transactions." Mr. James M. Hussey entered into a separation agreement (the "Separation Agreement") with the Company as of June 17, 2004, as described below under the caption "Certain Relationships and Related Transactions."

        Each of the Named Executive Officers, other than Mr. Young, accepted employment with the Company on the basis of a term sheet which set forth the salary and benefits to be provided by the Company, including, but not limited to, an undertaking by the Company to provide salary continuation payments upon a termination of the individual's employment with the Company, at the salary level in existence at the date of termination, for a period of six months for Dr. Sherman and Mr. Kenyon, and for a period of twelve months for Dr. Ahmad. Dr. Ahmad's and Mr. Kenyon's employment is at will, and may be terminated by the Company or the individual, at any time. Dr. Sherman's employment may be terminated by the Company or Dr. Sherman after giving two months prior notice.

Compensation Committee Interlocks and Insider Participation

        Mr. James M. Hussey, the Company's Chief Executive Officer and President through June 2004, was a director and member of the compensation committee of Option Care, Inc. throughout 2003. Mr. Kapoor is also chairman of the Board of Option Care, Inc. Mr. Hussey did not stand for re-election at the end of his term in May 2004.

SECURITY OWNERSHIP

        Except as otherwise noted, the following table sets forth certain information regarding beneficial ownership of shares of the common stock as of August 31, 2004 by (i) all those known by the Company to be beneficial owners of more than 5% of its outstanding common stock, (ii) each director of the Company and each nominee for director, (iii) each of the Named Executive Officers, and (iv) all executives, directors and nominees for director as a group. Unless otherwise noted, each person's address is in care of NeoPharm, Inc., 150 Field Drive, Suite 195, Lake Forest, Illinois 60045.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
John N. Kapoor, Ph.D.	5,060,793(2)	21.73%
Kern Capital Management LLC	3,466,170(3)	14.88
John N. Kapoor 1994 A Annuity Trust	1,958,180(4)	8.41
GAM Holding AG	1,665,130(5)	7.15
David M. Knott	1,195,738(6)	5.13
S2Technology Corp.	1,177,523	5.06
Jeffrey W. Sherman, M.D.	255,299(8)	1.10
Imran Ahmad, Ph.D.	131,818(9)	*
Lawrence A. Kenyon	88,980(10)	*
Sander A. Flaum	50,652(11)	*
Erick E. Hanson	41,797(11)	*
Matthew P. Rogan, M.D.	35,472(12)	*
Kaveh T. Safavi, M.D.	35,472(12)	*
All officers and directors as a group (8 persons)	5,700,283	24.47%

*
Indicates ownership of less than 1%.

(1)
Based on 23,294,165 shares of common stock outstanding as of August 31, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options exercisable or within 60 days are deemed outstanding for purposes of computing the percentage of the person or group holding such options.

(2)
Includes 5,342 shares held of record, 31,625 shares that may be acquired pursuant to vested options, 1,148,340 shares held by the John N. Kapoor Trust, dated 9/20/89 (the "JNK Trust"), of which Mr. Kapoor is the sole trustee and sole beneficiary, and 1,144,586 shares held by EJ Financial/NEO Management, L.P. (the "Limited Partnership") of which John N. Kapoor is Managing General Partner. The amount shown also includes: 379,500 shares which are held by the John N. Kapoor Charitable Trust (the "Charitable Trust"), of which Mr. Kapoor and his spouse are co-trustees; 1,958,180 shares which are owned by the John N. Kapoor 1994-A Annuity Trust (the "Annuity Trust") of which the sole trustee is Editha Kapoor, Mr. Kapoor's spouse; and 393,220 shares which are owned by four trusts which have been established for Mr. Kapoor's children (the "Children's Trusts") of which the sole trustee is Editha Kapoor. Mr. Kapoor does not have or share voting, investment or dispositive power with respect to the shares owned by the

  Annuity Trust or the Children's Trusts and Mr. Kapoor disclaims beneficial ownership of these shares as well as the shares held by the Charitable Trust.

(3)
The address for Kern Capital Management LLC ("KCM") is 114 West 47th Street, Suite 1926, New York, NY 10036. Ownership as reported by KCM is as of June 30, 2004. In its most recent Schedule 13G filing, KCM advises that Robert E. Kern, Jr. (R. Kern) and David G. Kern (D. Kern), as controlling members of KCM, may be deemed to be beneficial owners of the securities of the Company owned by KCM as of December 31, 2003, as those individuals share the power to direct the voting or disposition of the securities. KCM further states in its filing that: "Neither the filing of this Schedule nor any of its contents shall be deemed to constitute an admission that either R. Kern or D. Kern is, for any purpose, the beneficial owner of any such securities to which this Schedule relates, and such beneficial ownership is expressly denied."

(4)
The sole trustee of the John N. Kapoor 1994-A Annuity Trust (the "Annuity Trust") is Editha Kapoor, Mr. Kapoor's spouse, who also serves as trustee for four trusts which have been established for their children (the "Childrens' Trusts") and which collectively own 393,220 shares and as co-trustee with Mr. Kapoor of the John N. Kapoor Charitable Trust, which owns 379,500 shares. The shares held by the Childrens' Trusts and the Charitable Trust are not included in the reported shares. As Editha Kapoor is Mr. Kapoor's spouse, the shares held by the Annuity Trust are also shown in this table as being beneficially owned by Mr. Kapoor.

(5)
The address for GAM Holding AG ("GAM") is Klaustrasse 10, 8008 Zurich, Switzerland. Ownership as reported by GAM is as of June 30, 2004. GAM states in its most recent Schedule 13G filing that, as of December 31, 2003, the Company's shares are held by its subsidiaries, GAM International Management Limited and GAM Limited, London, and that: "No subsidiary of GAM holds more than 5% of the outstanding voting securities." GAM has advised the Company that the Company's shares held by its subsidiaries are owned by widely held mutual funds over which the subject subsidiaries retain discretionary investment authority.

(6)
The address for David M. Knott is 485 Underhill Boulevard, Suite 205, Syosset, NY 11791. Ownership is as of June 30, 2004.

(7)
The address for S2 Technology Corp. is 515 Madison Avenue, New York, NY 10022. Ownership is as of June 30, 2004. S2 Technology Corp. has not yet filed a Schedule 13G.

(8)
Includes 55,299 shares that may be acquired pursuant to options exercisable as of September 7, 2004 or that will become exercisable within 60 days of September 7, 2004.

(9)
Includes 131,818 shares that may be acquired pursuant to options exercisable as of September 7, 2004 or that will become exercisable within 60 days of September 7, 2004.

(10)
Includes 88,980 shares that may be acquired pursuant to options exercisable as of September 7, 2004 or that will become exercisable within 60 days of September 7, 2004.

(11)
Includes 33,637 shares that may be acquired pursuant to options exercisable as of September 7, 2004 or that will become exercisable within 60 days of September 7, 2004.

(12)
Includes 27,312 shares that may be acquired pursuant to options exercisable as of September 7, 2004 or that will become exercisable within 60 days of September 7, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 1994, the Company entered into a Consulting Agreement with EJ Financial Enterprises, Inc. ("EJ Financial"). The Consulting Agreement provided that the Company would pay EJ Financial $125,000 per year (paid quarterly) for certain management consulting services consisting primarily of consulting on strategic corporate objectives and operations, including growth and product development opportunities for the Company. Mr. Kapoor is the president and a director of EJ Financial. These charges reflected the management consulting services provided by EJ Financial to NeoPharm. In June 2004, the agreement was terminated by mutual agreement.

        In March 2000, the Company entered into a Consulting Agreement with Unicorn Pharma Consulting, Inc. ("Unicorn"). Under the terms of the consulting Agreement, Unicorn was paid $5,000 per week for its services, plus reimbursement of expenses. Dr. Matthew P. Rogan, a member of the Board of Directors, is the President and a principal stockholder of Unicorn. The Consulting Agreement with Unicorn was terminated by mutual agreement of the parties on October 1, 2000, and the parties entered into a new consulting agreement in November 2001. Under the new consulting agreement, the Company paid Unicorn approximately $35,283 in 2001 and $39,379 in 2002. No consulting or other services have been provided by Unicorn subsequent to March 31, 2002.

        In December 2001, following approval by the Company's Board of Directors, the Company loaned $3,250,000 to Akorn, Inc., an independent publicly traded company, to assist Akorn in the completion of its lyophilized products manufacturing facility in Decatur, Illinois. The Promissory Note issued to Akorn is due in December 2006, and originally accrued interest at a rate equal to that received on the Company's investments in marketable securities, which was lower than the interest rate paid by Akorn on its other outstanding debt. In exchange, the Company entered into a manufacturing and processing agreement that grants the Company access to at least 15% of the annual lyophilization manufacturing capacity at Akorn at a discounted price, upon completion of the facility. As of December 31, 2002, the Company determined the Promissory Note was impaired and recorded a charge to fully reserve for the Promissory Note and accrued interest. In August 2003, the Company notified Akorn that it was in default under the loan agreement. In September 2003, Akorn advised the Company that it wished to refinance its senior debt with a new senior lender, which lender would require the Company to subordinate its debt. In order to preserve the possibility of collecting Akorn's debt to the Company and in consideration of a higher rate of interest (which would now equal that to be charged by the new senior lender) and the possibility of accelerated mandatory repayments once Akorn's senior debt was repaid in full, NeoPharm agreed to waive Akorn's default, to allow Akorn until October 2004 to provide the required manufacturing rights and to subordinate Akorn's indebtedness to the Company to Akorn's indebtedness to its new senior lender. Akorn's refinancing was completed on October 7, 2003. Mr. Kapoor is a director and Chairman of Akorn.

        On June 17, 2004, James M. Hussey resigned as the Company's President, Chief Executive Officer and a member of the Board of Directors. In accepting Mr. Hussey's resignation, the Board of Directors authorized the Company to enter into a Separation Agreement and Full Release of all claims (the "Separation Agreement") with Mr. Hussey. Under the terms of the Separation Agreement, Mr. Hussey will receive a salary continuance for 12 months based upon his annual base salary at the time of his resignation ($339,768), Company paid insurance premiums under the Company's medical insurance plan, plus a payment equal to 50% of Mr. Hussey's target milestone bonus when 2004 bonuses are paid to the Company's employees, provided the Separation Agreement has not been terminated prior to that time. The salary continuance and medical insurance premium payments will cease at such time as Mr. Hussey accepts full-time employment or the first date that Mr. Hussey provides consulting or other services to any other pharmaceutical or biotechnology organization. Additionally, Mr. Hussey becomes a consultant to the Company for a period of up to 24 months or the termination of the Separation Agreement, whichever is earlier, during which time all options previously granted to Mr. Hussey continue to vest and remain exercisable until 90 days after termination as a consultant.

        On June 17, 2004, NeoPharm also entered into an Employment Agreement with Mr. Gregory P. Young to serve as the Company's President, Chief Executive Officer and a Director in place of Mr. Hussey. Under the terms of the Employment Agreement, effective July 12, 2004, Mr. Young will receive an annual base salary of $325,000 and a sign-on bonus of $97,500. The sign-on bonus is payable in two installments, with the first $25,000 installment paid upon commencement of employment on

July 12, 2004, and the second installment of $72,500 due on February 15, 2005. Mr. Young is also entitled to an annual performance-based milestone bonus payment, a monthly car allowance of $600, and an annual reimbursement of up to $3,000 for the cost of financial and estate planning. Additionally, upon commencing his employment on July 12, 2004, Mr. Young will receive a stock option grant of 250,000 options with a grant price of 85% of the Company's closing stock price on July 12, 2004. These options vest in four equal annual installments on the anniversary of the option grant date. The Employment Agreement also allows for additional specified option grants of up to 350,000 options in the future if the Company's common stock reaches certain pre-determined closing price levels.

STOCK PERFORMANCE GRAPH

        The following graph compares the percentage change in cumulative total stockholder return on the Company's common stock with the cumulative return on the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Stock Index during the period beginning December 31, 1998 through December 31, 2003. The price of the common stock as reflected in the graph has been adjusted to reflect the 10% stock dividend paid in December 2001 and a 15% stock dividend paid in June 2003. The comparison assumes that $100 was invested on December 31, 1998 in the Company's common stock and in the foregoing indices and assumes the reinvestment of dividends.

NeoPharm, Inc.

Stock Performance Graph

Performance Information	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
NeoPharm, Inc.	100	178	312	227	92	190
NASDAQ Market Index U.S. Cos.	100	185	112	89	61	92
NASDAQ Pharmaceutical Index	100	189	235	200	130	190

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

        Based solely on the Company's review of the copies of all forms it has received, and any written representations made by the reporting persons to the Company, the Company believes that its directors, executive officers and 10% holders complied with the filing requirements of Section 16(a) with the exception that a transfer between two trusts controlled by John N. Kapoor were not timely reported on Form 5. Such transaction has been subsequently reported.

STOCKHOLDER PROPOSALS AND OTHER MATTERS FOR THE 2005 ANNUAL MEETING

        Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in 2005 must be received by the Company on or before December 30, 2004 for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting. In addition, the Company's Bylaws contain advance notice procedures for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations for election to the Board, that must be complied with. A stockholder proposal or nomination intended to be brought before the 2005 Annual Meeting must be delivered to the Secretary no later than December 30, 2004. All proposals and nominations should be directed to Corporate Secretary, NeoPharm, Inc., 150 Field Drive, Lake Forest, Illinois 60045-4811 (fax no. 847-295-8854; email corporatesecretary@neophrm.com).

OTHER MATTERS

        The only matters for which the Participants intend to solicit revocations of consents are set forth in the Notice of Consent Revocation Solicitation. However, if consents are solicited by Mr. Kapoor or any other person on any other matter, the Participants may determine that it is in the best interests of the Company and its stockholders to solicit revocations of consents with respect to such additional matters.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the shares of the Company's common stock may deliver only one copy of the Company's proxy statement to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wished to receive a separate copy of the proxy statement, now or in the future, should submit their request to the Company by telephone at 847-295-8678 or by submitting a written request to Corporate Secretary, NeoPharm, Inc., 150 Field Drive, Lake Forest, Illinois 60045-4811 (fax no. 847-295-8854; email corporatesecretary@neophrm.com). Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

IMPORTANT INFORMATION REGARDING CONSENT REVOCATION

        The Board of Directors urges you NOT to return any white consent card solicited from you by Mr. Kapoor. If you have previously returned any such consent card you have every right to revoke your consent. Simply complete, sign, date and mail the enclosed BLUE Consent Revocation Card in the postage-paid envelope provided, whether or not you previously returned the white consent card.

        For additional information or assistance, please call our soliciting agent, Morrow & Company, toll free at 1-800-607-0088. Morrow & Company's address is 445 Park Avenue, New York, New York 10022.

ANNEX I—CERTAIN INFORMATION REGARDING PARTICIPANTS
IN THIS CONSENT REVOCATION SOLICITATION

        Under applicable SEC regulations, each member of the NeoPharm Board (other than Mr. Kapoor) and certain officers and employees of NeoPharm may be deemed a "participant" in the solicitation revocations of consents. The following sets forth the name, principal business address and the present office or other principal occupation or employment, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors and certain executive officers of the Company and certain employees and other representatives of the Company who may also solicit revocations of consents from stockholders of the Company. Unless otherwise indicated, the principal occupation refers to such person's position with the Company and the business address is NeoPharm, Inc., 150 Field Dr., Suite 195, Lake Forest, IL 60045.

DIRECTORS

        The principal occupations of the Company's directors who are deemed participants in the solicitation are set forth under "Information About the Company and Directors and Officers—Directors" in this Consent Revocation Statement. The name and business address of the director-participants' organization of employment are as follows:

Name	Address
Erick E. Hanson	14404 Champion Woods Place Louisville, KY 40245
Sander A. Flaum	Flaum Partners 300 Park Avenue Suite 1700 New York, NY 10022
Matthew P. Rogan	103 High Country Drive Cary, NC 27513
Kaveh T. Safavi	Solucient 1007 Church Street Evanston, IL 60201
Gregory P. Young	NeoPharm, Inc. 150 Field Drive, Suite 195 Lake Forest, IL 60045

EXECUTIVE OFFICERS AND MANAGEMENT

        The principal occupation of the Company's executive officers and certain other members of management and employees who are deemed participants in the solicitation are set forth below.

Name	Principal Occupation
Gregory P. Young	Chief Executive Officer and President
Jeffrey W. Sherman, M.D.	Chief Medical Officer and Executive Vice President
Imran Ahmad, Ph.D.	Chief Scientific Officer and Executive Vice President
Lawrence A. Kenyon	Chief Financial Officer and Secretary
Paul Arndt	Corporate Communications Manager

        The following additional information is being provided with respect to the executive officers of NeoPharm as of September 9, 2004.

Name	Age	Background
Erick E. Hanson	58	Mr. Hanson joined the Company as a Director in 1997, and was appointed Chairman in June 2004. Since 1998, Mr. Hanson has served as the President of Hanson and Associates, a consulting firm working with venture capital companies. Mr. Hanson also is Executive Vice President of Integrity Healthcare, Inc., a privately held

A-I-1

		home healthcare provider, where he also serves on the board of directors and Senior Vice President of Priority HealCare Corporation, a publicly traded pharmaceutical company. From 1995 to 1998, Mr. Hanson served as President and CEO of Option Care, Inc., a provider of home health care services. Prior to joining Option Care, Mr. Hanson held a variety of executive positions with Caremark, Inc., including Vice President Sales and Marketing. Mr. Hanson served as President and Chief Operating Officer of Clinical Partners Inc. in Boston, MA from 1989 to 1991. Prior to 1989, Mr. Hanson was employed for over 20 years at Anthem, Inc., most recently as Senior Vice President.
Gregory P. Young	51
		Mr. Young joined us in June 2004 as President, Chief Executive Officer, and a member of the Board of Directors. Prior to joining NeoPharm, Mr. Young was most recently a Corporate Vice President at Baxter Healthcare Corporation (since 2001) and President of Baxter's Transfusion Therapies business (since 1999). From 1996 to 1999 he served as President of the Electronic Infusion Division. Mr. Young joined Baxter in 1985.
Dr. Jeffrey W. Sherman, M.D., F.A.C.P.	50
		Dr. Sherman joined us in September 2000 as Executive Vice President and Chief Medical Officer. Previously, Dr. Sherman was employed by Searle/Pharmacia where, since joining that firm in 1992, he has held a variety of positions, serving as Executive Director, Clinical Research, with his focus being on Oncology Clinical Research and Head of Oncology Global Medical Operations in Medical Marketing. Dr. Sherman received his medical degree from the Finch University of Health Sciences/The Chicago Medical School and is a member of numerous professional societies and a Diplomate of the National Board of Medical Examiners and the American Board of Internal Medicine.
Imran Ahmad, Ph.D.	40
		Dr. Ahmad joined NeoPharm in July 2000 as Senior Vice President, Research and Development. Prior to joining NeoPharm, Dr. Ahmad held a variety of positions at the Liposome Company from 1993 until 2000, most recently serving as Assistant Director of Research and Development where his responsibilities included directing the pre-clinical research program. Dr. Ahmad conducted his post-doctoral work at the University of Alberta, Canada.

A-I-2

Lawrence A. Kenyon	39
Mr. Kenyon joined us in September 2000 as our Chief Financial Officer. From October 1999 until September 2000 Mr. Kenyon was Senior Vice President of the Gabelli Mathers Fund, a regulated investment company. Prior to that, Mr. Kenyon held a variety of positions with Mathers and Company, Inc., an investment management firm, most recently serving as the Chief Financial Officer for both Mathers and Company, Inc. and Mathers Fund, Inc. Mr. Kenyon is a Certified Public Accountant and received his B.B.A. in Accounting from the University of Wisconsin—Whitewater in 1987.

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

        The number of shares of common stock held by directors and the named executive officers is set forth under "Security Ownership" of this Consent Revocation Statement. No other participants own any shares of common stock.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

        Except as described in this Annex I or the Consent Revocation Statement, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since December 31, 2001, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex I or the Consent Revocation Statement, no participant or Participant Affiliate directly or indirectly beneficially owns, or owns of record but not beneficially, any securities of the Company or any securities of any subsidiary of the Company.

        Except as described in this Annex I or the Consent Revocation Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Annex I or the Consent Revocation Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of the Company.

A-I-3

ANNEX II—RECENT TRADING HISTORY OF PARTICIPANTS
IN THIS CONSENT REVOCATION SOLICITATION

        The following is a list of all acquisitions and dispositions of the Company's common stock made during the last two years by persons who may be deemed participants in the Company's solicitation of revocations of consent. There are no transactions to report for Mr. Paul Arndt.

Number of Shares
Participant
	Acquired	Disposed	Date
Erick E. Hanson	5,750(1) 2,410(1)		3/10/2003 3/10/2004
Sander A. Flaum	5,750(1) 2,410(1)		3/10/2003 3/10/2004
Matthew P. Rogan, M.D.	5,750(1) 2,410(1)		3/10/2003 3/10/2004
Kaveh T. Safavi, M.D., J.D.	5,750(1) 2,410(1)		3/10/2003 3/10/2004
Gregory P. Young	250,000(2)		7/12/2004
Jeffrey W. Sherman, M.D.	23,000(2) 30,000(2) 100(3)		5/8/2003 2/17/2004 5/17/2004
		100(4)	5/17/2004
Imran Ahmad	69,000(2) 30,000(2)		10/24/2002 2/17/2004
Lawrence A. Kenyon	46,000(2) 20,000(2)		10/24/2002 2/17/2004

(1)
Grant of restricted stock

(2)
Grant of options to acquire shares of common stock

(3)
Open-market purchase

(4)
Bona-fide gift

A-II-1

BLUE

CONSENT REVOCATION CARD—BLUE

CONSENT REVOCATION
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
NEOPHARM, INC.

        The undersigned, a record holder of shares of common stock, par value $.0002145 per share, of NeoPharm, Inc. (the "Company"), acting with respect to all shares of the Company's common stock held by the undersigned at the close of business on September    , 2004, hereby acts as follows concerning the proposals of John N. Kapoor, Ph.D. set forth below.

        THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE "YES, REVOKE MY CONSENT" BOXES.

        Please mark your selection as ☒ indicated in this example.

PROPOSAL 1:	Proposal made by Mr. Kapoor to repeal each provision of the Company's by-laws and amendments thereto, if any, adopted after June 10, 2004.
☐ YES, REVOKE MY CONSENT
☐ NO, DO NOT REVOKE MY CONSENT
PROPOSAL 2:
Proposal made by Mr. Kapoor to remove Mr. Sander A. Flaum, Mr. Erick E. Hanson, Dr. Matthew P. Rogan and Dr. Kaveh T. Safavi and any person elected or appointed to the Company's Board of Directors in addition to or in lieu of any of the aforenamed individuals to fill any newly-created directorship or vacancy on the board of directors of the Company, or otherwise.
☐ YES, REVOKE MY CONSENT
☐ NO, DO NOT REVOKE MY CONSENT
INSTRUCTION:
IF YOU WISH TO REVOKE CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL #2, BUT NOT ALL OF THEM, CHECK THE "YES, REVOKE MY CONSENT" BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WANT TO BE REMOVED IN THE FOLLOWING SPACE:

PROPOSAL 3:	Proposal made by Mr. Kapoor to amend the Company's by-laws to set the number of members of the Board of Directors of the Company at five (5).
☐ YES, REVOKE MY CONSENT
☐ NO, DO NOT REVOKE MY CONSENT
PROPOSAL 4:
Proposal made by Mr. Kapoor to elect Mr. Brian Tambi, Mr. Ronald Eidell, and Dr. Bernard A. Fox to serve as directors of the Company (or, if any such nominee is unable or unwilling to serve as a director of the Company, any other person designated as a nominee by the remaining nominee or nominees).
☐ YES, REVOKE MY CONSENT
☐ NO, DO NOT REVOKE MY CONSENT
INSTRUCTION:
IF YOU WISH TO REVOKE CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED IN PROPOSAL #4, BUT NOT ALL OF THEM, CHECK THE "YES, REVOKE MY CONSENT" BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WANT TO BE ELECTED IN THE FOLLOWING SPACE:

        THE BOARD OF DIRECTORS OF THE COMPANY URGES YOU TO MARK THE "YES, REVOKE MY CONSENT" BOXES.

        UNLESS OTHERWISE INDICATED ABOVE, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN.

        UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL OF THE PROPOSALS SET FORTH HEREIN.

THE UNDERSIGNED HEREBY AFFIRMS THAT THE SHARES REPRESENTED HEREBY WERE HELD OF RECORD ON SEPTEMBER     , 2004:

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated: , 2004
Print Name:
Signature (Title, if any):
Signature (if held jointly):
Title or Authority:

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.

IMPORTANT

WE STRONGLY RECOMMEND THAT YOU REJECT MR. KAPOOR AND HIS EFFORTS TO TAKE CONTROL OF YOUR COMPANY. FIRST, DO NOT SIGN MR. KAPOOR'S WHITE CONSENT CARD. SECOND, IF YOU HAVE PREVIOUSLY SIGNED A WHITE CONSENT CARD, YOU MAY REVOKE THAT CONSENT BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE CONSENT REVOCATION CARD IMMEDIATELY. FINALLY, IF YOU HAVE NOT SIGNED MR. KAPOOR'S CONSENT CARD, YOU CAN SHOW YOUR SUPPORT FOR YOUR BOARD BY SIGNING, DATING AND MAILING THE ACCOMPANYING BLUE CONSENT REVOCATION CARD. PLEASE ACT TODAY.

Your vote is important. If you have questions or need assistance in voting your shares, please call:

MORROW & COMPANY
445 Park Avenue
New York, New York 10022
Tel: 212-754-8000
Fax: 212-754-8300
Call Toll Free: 1-800-322-2885

PLEASE RETURN YOUR BLUE CONSENT REVOCATION CARD IN THE ENVELOPE PROVIDED. IN ADDITION, YOU MAY ALSO FAX BOTH SIDES OF YOUR BLUE CONSENT REVOCATION CARD TO: (212) 754-8300.

QuickLinks

PRELIMINARY COPY DATED AS OF SEPTEMBER 9, 2004 NeoPharm, Inc. 150 Field Drive Suite 195 Lake Forest, Illinois 60045
TABLE OF CONTENTS
FORWARD LOOKING STATEMENTS
DESCRIPTION OF THE KAPOOR CONSENT SOLICITATION
REASONS TO REJECT MR. KAPOOR'S CONSENT SOLICITATION PROPOSALS
QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT
SOLICITATION OF CONSENT REVOCATIONS
APPRAISAL RIGHTS
INFORMATION ABOUT THE COMPANY AND ITS DIRECTORS AND OFFICERS
STOCKHOLDER PROPOSALS AND OTHER MATTERS FOR THE 2005 ANNUAL MEETING
OTHER MATTERS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
IMPORTANT INFORMATION REGARDING CONSENT REVOCATION
ANNEX I—CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS CONSENT REVOCATION SOLICITATION
ANNEX II—RECENT TRADING HISTORY OF PARTICIPANTS IN THIS CONSENT REVOCATION SOLICITATION
CONSENT REVOCATION CARD—BLUE